Exhibit 99.1

Press Release
For Immediate Release

Guaranty Bank & Trust to Open
Fort Worth Location
Casey Tibbets to Serve as President

MOUNT PLEASANT, Texas, August 17, 2017 / GlobeNewswire/ -- Guaranty Bancshares, Inc., (NASDAQ: GNTY), the parent company of Guaranty Bank & Trust, N.A., today announced the bank will be expanding into the Fort Worth market. The bank will initially open a loan production office in Fort Worth, although it intends to file an application with the Office of the Comptroller of the Currency for approval to convert the location into a full-service banking location.

Casey Tibbets will serve as President of Guaranty’s new Fort Worth location. Mr. Tibbets joins Guaranty with over 12 years of banking experience in the Fort Worth area. He has built relationships across multiple lines of business through his extensive experience in commercial banking, real estate lending, and personal banking. In addition, Mr. Tibbets has also been active in the organization, underwriting and administration of loans made to various Tarrant County businesses under the Small Business Administration 504 Program.

Ty Abston, Chairman of the Board and Chief Executive Officer, stated, “We are excited to have Casey join the Guaranty team and to lead our expansion efforts in Fort Worth and Tarrant County. Casey has valuable experience and strong relationships in Tarrant County, which we believe provides a strong foundation to execute Guaranty’s proven banking model in this market. We are entering the Fort Worth and Tarrant County market as part of a long-term strategy for our company and look forward to becoming a part of the community.”

Mr. Tibbets received his Bachelor of Science degree in Business Marketing from Trinity University where he played Division III football for the Trinity Tigers. He is active in various civic and charitable organizations in Fort Worth and Tarrant County. He has served as Board Chair of the Westside YMCA multiple times and assisted in various fundraising projects in the market, including projects for Habitat for Humanity and The Cancer Project.

Mr. Tibbets added, “I am very excited to join the Guaranty team and help build the Guaranty brand in Fort Worth and Tarrant County. We have an amazing opportunity to introduce local businesses and individuals in this market to a community bank model that is based on building personal relationships with our customers. We realize our success is directly tied the success of our customers. We will work hard to add value to our customer’s financial well-being.”

About Guaranty Bancshares
Guaranty Bancshares, Inc. is a bank holding company that conducts commercial banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A. As one of the oldest regional community banks in Texas, Guaranty Bank & Trust provides its customers with a full array of relationship-driven commercial and consumer banking products and services, as well as mortgage, trust, and wealth management products and services. Guaranty Bank & Trust has 26 banking locations across 18 Texas communities located within the East Texas, Dallas/Fort Worth Metroplex and Central Texas regions of the state. As of June 30, 2017, Guaranty had total assets of $1.9 billion, total loans of $1.3 billion and total deposits of $1.6 billion. Visit www.gnty.com for more information.

Cautionary Statement Regarding Forward-Looking Information
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and our ability to obtain regulatory approval to convert our proposed loan production office in Fort Worth to a full service branch location and execute our growth strategy in this new market. We can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and we do not intend, and assume no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

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Contact Information:
Cappy Payne
Senior Executive Vice President & CFO
Guaranty Bancshares, Inc.
(888) 572-9881
Investors@gnty.com